UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

RESPONSE GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-1124608	11-3525548
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

1640 Marengo St., 6th Floor

Los Angeles, California 90033

(323) 224-3900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 26, 2012, Response Genetics, Inc. (the “Company”) entered into an amended and restated master services agreement (the “Agreement”) with GlaxoSmithKline Biologicals S.A. (“GSK Bio”). Pursuant to the Agreement, which has an effective date of May 15, 2012, the Company will provide testing services for clinical trials and epidemiology studies relating to GSK Bio’s cancer immunotherapies. The Company will perform testing services on a fee-for-service basis as embodied in written task orders. GSK Bio retains the intellectual property rights to inventions, improvements and data resulting from the services performed under the Agreement. The Company retains all intellectual property rights to its testing services, proprietary processes and all accompanying patent information owned by the Company. All intellectual property owned by either party on the date of the Agreement remains the exclusive property of the owning party.

The Agreement will expire on December 31, 2014, provided that any outstanding task orders at the time of termination will not thereby terminate (unless otherwise agreed in writing by the parties), and any such task orders will continue for the respective terms specified in such task orders (and the parties shall continue to perform their obligations thereunder). GSK Bio may terminate the Agreement, without cause, upon 90 days’ written notice to the Company. The Company may terminate the Agreement, without cause, upon one year’s written notice to GSK Bio. The Agreement may also be terminated early if either party enters bankruptcy or similar proceedings or in the event of a material breach. GSK Bio may terminate the Agreement immediately if the Company experiences a “change of control,” as defined in the Agreement.

The Agreement also provides for mutual indemnification by the parties and contains customary representations, warranties and covenants, including covenants governing the parties’ use of confidential information and representations regarding adequate insurance coverage or self-insurance.

The foregoing description of the Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Certain portions of the Agreement have been omitted from the version of the Agreement attached as Exhibit 10.1 hereto pursuant to a request for confidential treatment which the Company filed with the Securities and Exchange Commission at the time of filing this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit #	Description
10.1	Second Amended and Restated Master Services Agreement, by and between Response Genetics, Inc. and GlaxoSmithKline Biologicals S.A., dated July 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESPONSE GENETICS, INC.

Date: August 1, 2012

By:  /s/ Thomas Bologna

Name: Thomas Bologna

Title: Chairman of the Board of Directors and Chief Executive Officer

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